WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

Securities and Exchange Commission
Station Place
100 F St., NE
Washington, D.C. 20549

RE: Magnum d'Or Resources, Inc.
<u>Commission File No. 0-131849</u>

Sent via mail and fax 202-772-9252

Commissioners:

We have read the statements made by Magnum d'Or Resources, Inc., which is to be filed on or about January 25, 2010 with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Magnum d'Or Resources, Inc. dated January 25, 2010. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
January 25, 2010

6100 Glades Road • Suite 314
Boca Raton, Florida 33434
Telephone: 561.487.5765
Facsimile: 561.487.5766

1925 Century Park East • Suite 1120
Los Angeles, California 90067
Telephone: 310.601.2200
Facsimile: 310.601.2201
www.cpaweinberg.com

Room 2707, 27/F
Shui On Centre • 6-8 Harbour Road
Wanchai, Hong Kong, P.R.C.
Telephone: 852-2780-7231
Facsimile: 852-2780-8717